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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of The Foothill Group, Inc. of our report dated January 26, 1995 included in the 1994 Annual Report to Shareholders of The Foothill Group, Inc.

     Our audits also included the financial statement schedules of The Foothill Group Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference in the Registration Statements (S-8's number 2-63196, 2-91151, 2-65632, 33-03476, 33-22370, 2-69595,
33-35852 and 33-50168) pertaining to The Foothill Group, Inc.'s employee stock option and stock purchase plans and in the related Prospectuses, of our report dated January 26, 1995 with respect to the consolidated financial statements and financial statement schedules of The Foothill Group, Inc. included and incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1994.

                                          ERNST & YOUNG LLP

Los Angeles, California
March 21, 1995